POWER OF ATTORNEY

 Know all by these present, that the undersigned hereby constitutes and appoints each of Frederic Chereau, Cecilia Jones, Andrea Paul and Jonathan Quick signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Act") or any rule or regulation of the
SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or shareholder of LogicBio Therapeutics, Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Act, and the rules thereunder, and/or Forms 144 in accordance with Rule 144 under the
Securities Act of 1933, as amended ("Rule 144");

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or
Form 144, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that neither the Company nor any attorney-in-fact, in serving in such capacity at the request of the undersigned, is assuming any obligation or liability of the undersigned under Section 16 of the Act or Rule
144, including any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Act.

This Power of Attorney revokes all powers of attorney previously executed by the undersigned with respect to the subject matter of this Power of Attorney. This
Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or Forms 144, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 7, 2021.

/s/ Mark Enyedy
Mark Enyedy